Exhibit 99.1

PRESS RELEASE

SOLAR SENIOR CAPITAL LTD. AND SOLAR CAPITAL LTD. ANNOUNCE BRUCE SPOHLER NAMED CO-CEO

NEW YORK— June 11, 2019 —Solar Capital Ltd. (“Solar Capital”) (NASDAQ-GS: SLRC) and Solar Senior Capital Ltd. (“Solar Senior Capital”) (NASDAQ-GS: SUNS) (together “the Companies”) today announce that Bruce Spohler has been named Co-Chief Executive Officer of Solar Capital and Solar Senior Capital, effective immediately. Michael Gross, current Chief Executive Officer of Solar Capital and Solar Senior Capital, will serve as Co-Chief Executive Officer, with no change to his responsibilities or long-term commitment to the Companies.

“On behalf of Solar Capital and Solar Senior Capital, I’d like to thank Bruce for his leadership, dedication, and exceptional contributions since the Companies’ inceptions,” said Michael Gross, Chairman and Chief Executive Officer of Solar Capital and Solar Senior Capital. “Over twelve years ago, Bruce and I co-founded Solar Capital Partners, LLC, the investment manager of Solar Capital and Solar Senior Capital, and we have been serving as co-managing partners ever since. His promotion to Co-Chief Executive Officer is a recognition of our partnership and his invaluable service to the Companies throughout their histories.”

Mr. Spohler has served as the Chief Operating Officer of Solar Capital since 2007 and has been a member of its board of directors since September 2009. In his leadership role at Solar Senior Capital, Mr. Spohler has served as Chief Operating Officer and a member of the board of directors since Solar Senior Capital’s inception in 2010. Additionally, Mr. Spohler is Co-Founding Partner and Co-Managing Member with Mr. Gross of the Companies’ investment manager, Solar Capital Partners, LLC.

About Solar Capital Ltd.

Solar Capital is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, Solar Capital generally invests directly and indirectly in leveraged, U.S. middle market companies primarily in the form of cash flow and asset-based senior secured loans.

About Solar Senior Capital Ltd.

Solar Senior Capital is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, Solar Senior Capital generally invests directly and indirectly in leveraged, U.S. middle market companies primarily in the form of senior secured loans, including first lien cash flow and asset-based loans collateralized on a first lien basis primarily by current assets.

About Solar Capital Partners, LLC

Solar Capital Partners, LLC (“Solar Capital Partners”) is an SEC-registered investment adviser that primarily invests directly in leveraged, U.S. middle market companies in the form of cash flow and asset-based senior secured investments, including first lien, stretch first lien and second lien debt instruments. Currently, Solar Capital Partners, LLC manages approximately $6.0 billion of investable capital across its public and private funds and separately managed accounts, including serving as the investment adviser to two publicly-traded business development companies, Solar Capital and Solar Senior Capital.

Since its formation in 2006 thru March 31, 2019, the Solar Capital Partners’ platform has invested approximately $10.3 billion in over 650 different portfolio companies with approximately 200 private equity sponsors. Solar Capital Partners was founded in 2006 by Michael Gross and Bruce Spohler, who both have over 30 years of investment experience through multiple credit cycles.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Companies’ filings with the Securities and Exchange Commission. Past performance is not indicative of future results and there is no guarantee that any of the expectations, targets or projections referenced herein will be achieved. Solar Capital and Solar Senior Capital undertake no duty to update any forward-looking statements made herein.

CONTACT:

Solar Capital Ltd. and Solar Senior Capital Ltd.

Investor Relations, 646-308-8770